UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015 (April 6, 2015)

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information About Forward-Looking Statements

This Current Report on Form 8-K of contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Neah Power Systems, Inc.’s financial and operational results reflected herein should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this Current Report on Form 8-K, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Between April 6, 2015 and June 15, 2015, Neah Power Systems, Inc. (“we” or the “Company”) entered into Securities Purchase Agreements (the “Securities Agreements”) with two existing accredited investors (the “Investors”). Pursuant to the Securities Agreements, the Investors agreed to purchase shares of our designated Series B Preferred Stock (the “Series B Preferred Stock”).  Under the terms of the Securities Agreements, the Investor agreed to purchase $321,984 of Series B Preferred Stock at a price of $1.00 per share. Under the terms of the Series B Preferred Stock designation, the holder of each share of Series B Preferred Stock is entitled to interest at a simple rate of 6% per year to be paid in cash or in additional Series B Preferred Stock at the discretion of the company.  At the Company’s sole discretion, the company has the right to redeem the Series B Preferred Stock in cash at the face amount or convert any or all of the Series B Preferred Stock into fully paid non-assessable shares of the Company’s Common Stock at a rate of 130%.

The summary of the rights, preferences and privileges of the Series B Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 10.1.

The purchase and sale of shares of Series B Preferred Stock pursuant to the Securities Agreement are being made pursuant to a private placement transaction exemption under Section 4(2)(a) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

On June 17, 2015 the Neah Power Systems (“we” or the “Company”)  received initial payment on a June 16, 2015 Securities Purchase Agreement (the “Securities Agreement”) with Inter-Mountain Capital Corporation LLC (the “Investor”), for the sale of a 5% Secured Convertible Promissory Note in the principal amount of $832,500, which includes legal expenses in the amount of $7,500 and a $75,000 original issue discount (the “Note”), for $750,000, consisting of $150,000 paid in cash at closing and four secured promissory notes, aggregating $600,000, bearing interest at the rate of 5% per annum.  These four secured promissory notes may be prepaid, without penalty, all or portion of the outstanding balance along with accrued but unpaid interest at any time prior to maturity. The Company has no obligation to pay Investor any amounts on the unfunded portion of the Note.

The note bears interest at the rate of 5% per annum.  All interest and principal must be repaid on or prior to September 15, 2016.  The note is convertible into common stock at the price of $0.05 per share.  The Company has the option to prepay the note at the rate of 125%.

The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion within the required timeframes.

The purchase and sale of shares of Common Stock pursuant to the Securities Agreement are being made pursuant to a private placement transaction exemption under Section 4(2)(a) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
Ex. 10.1	Certificate of Designation Series B Preferred Stock
Ex. 10.2	Securities Purchase Agreement dated June 16, 2015
Ex. 10.3	Secured Promissory Note dated June 16, 2015
Ex. 10.4	Form of Buyer Trust Deed Note dated June 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ David Schmidt
David Schmidt
Acting Principal Financial Officer

Date: June 22, 2015